UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2014, Preferred Apartment Communities, Inc. (the "Company") entered into an At-the-Market Issuance Sales Agreement (the "Agreement") with MLV & Co. LLC ("MLV") under which the Company may issue and sell shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to $100.0 million, from time to time, through MLV, acting as its sales agent (the "ATM Offering"). The common shares sold in the ATM Offering will be issued pursuant to a prospectus dated, July 19, 2013, and a prospectus supplement filed by us with the Securities and Exchange Commission (the “SEC”) on February 28, 2014. Such prospectus and prospectus supplement relate to the Company’s shelf registration statement on Form S-3 (File No. 333-188677) previously filed with the SEC.

Sales of the Company's common stock through MLV, if any, will be made by any method that is deemed to be an "at the market" equity offering, as defined in Rule 415 under the Securities Act of 1933, as amended, including by means of sales made directly on or through the NYSE MKT, or any other existing trading market for the Company’s common stock; sales made to or through a market maker, other than on an exchange or otherwise; or to or through a market maker. MLV also may sell the common stock in privately negotiated transactions, subject to the Company’s prior approval. MLV will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of the Company’s common stock, upon the terms and subject to the conditions set forth in the Agreement. Each time the Company wishes to issue and sell the Company's common stock under the Agreement, the Company will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as the Company deems appropriate.

The Company will pay MLV a commission rate of up to 3.0% of the gross proceeds from the sale of shares of common stock sold through MLV as agent under the Agreement (subject to reduction in certain circumstances). The Company also has agreed to reimburse MLV for certain expenses incurred in connection with entering into the Agreement (not to exceed $35,000) and has agreed to indemnify MLV against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Agreement contains customary representations, warranties, covenants and agreements of the Company, and termination provisions.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	At-the-Market Issuance Sales Agreement, dated February 28, 2014, by and between Preferred Apartment Communities, Inc. and MLV & Co. LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 28, 2014	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer